UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2010

 Feel Golf Co., Inc.
 (Exact name of Registrant as specified in its charter)

California	000-26777	77-0532590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 Commerce Way Sanford, FL 32771
(Address of principal executive offices)
(321) 397-2072
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

 Explanatory Note

On January 7, 2011, Feel Golf Co., Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) with the Securities and Exchange Commission (the “SEC”) disclosing that the Company had entered into an asset purchase agreement with Pro Line Sports, Inc. (“Pro Line”).

The Company is filing this Current Report on Form 8-K/A (the “Form 8-K/A”) to amend the Original Filing to include the audited financial statements of Pro Line for the years ended December 31, 2010 and 2009, as an exhibit thereto.

Except as described above, no other changes have been made to the Original Filing and this Form 8-K/A does not modify or update any other information in the Original Filing. Information not affected by the changes described above is unchanged and reflects the disclosures made at the time of the Original Filing. Accordingly, this Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC subsequent to the date of the Original Filing.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

Filed herewith are the audited financial statements of Pro Line Sports, Inc. for the years ended December 31, 2010 and 2009.

(b) Pro Forma Financial Information

N/A

(c) Shell company transactions

N/A

(d) Exhibits

Exhibit No.	Description
99.1	Audited financial statements of Pro Line Sports, Inc. for the years ended December 31, 2010 and 2009 [filed herewith]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feel Golf Co., Inc.

Date: September 14, 2011	By:	/s/ Lee Miller
Lee Miller
Chief Executive Officer